Exhibit 99.2 2nd Quarter Fiscal 2019 August 29, 2018 Results Conference Call

Forward Looking Statements, Non-GAAP Financial Measures and Other Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in the Company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2018 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, a reconciliation of those measures to the most directly comparable GAAP measures is provided on the Regulation G slides included as slides 13 through 21 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. 2

Participants Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Agenda Introduction and Q2-19 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A 33

Q2-19 Overview and Highlights Contract Revenues ™ Strong market opportunities $780.2 $799.5 ¾ Contract revenues of $799.5 million in Q2-19, included $3.8 million of revenues from storm restoration services and $9.1 million from a previously acquired business. Excluding revenues from storm restoration services and the acquired business, revenues grew 0.8% organically. ™ Operating performance impacted by slower than expected activity on large scale deployments ¾ Non-GAAP Adjusted EBITDA for the quarter ended July 28, 2018 of $97.8 million, or 12.2% of revenues, compared to $118.0 million, or 15.1% of revenues for the quarter ended July 29, 2017 Quarter Ended Quarter Ended July 29, 2017 July 28, 2018 ¾ Non-GAAP Adjusted Diluted EPS of $1.05 per share for the quarter ended July 28, 2018, compared to $1.47 per share for the quarter ended Non-GAAP Adjusted July 29, 2017 Diluted EPS ™ Compared to preliminary range of expected results: $1.47 ¾ Adjusted EBITDA was at the high end of the range $1.05 ¾ Non-GAAP Adjusted Diluted EPS was at low end of range due to approximately $1.0 million of additional income tax expense from the net impacts of our fiscal year tax filings ™ Liquidity solid at $425.3 million at the end of Q2-19 ¾ Cash of $23.9 million and $401.4 million of availability under credit facility Quarter Ended Quarter Ended July 29, 2017 July 28, 2018 ¾ No outstanding revolver borrowings at the end of Q2-19 See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures. 4

Industry Update ™ Industry increasing network bandwidth dramatically ¾ Major industry participants deploying significant 1 gigabit wireline networks ¾ Emerging wireless technologies are driving significant wireline deployments ¾ Wireline deployments necessary to facilitate expected decades long deployment of fully converged wireless/wireline networks that will enable high bandwidth low latency applications ¾ Industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate, are robust. ™ Delivering valuable service to customers ¾ Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers ¾ Have secured and are actively working on a number of converged wireless/wireline multi-use networks, including several designed to provision 5G services ¾ Customers are revealing with more specificity multi-year initiatives that are being implemented and managed on a market by market basis ™ Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services provides value to several industry participants ™ As with prior initiations of large scale network deployments, normal timing and customer spending modulations expected as network deployment strategies and technologies evolvee and tactical considerations, primarily permitting, impact timing ™ Dycom’s scale, market position and financial strength position it well as opportunities continue to expand 5

Revenue Highlights Organic % adjusted for revenues from acquired businesses and storm restoration services, when applicable. ™ Q2-19 organic growth of 0.8% ¾ Top 5 customers increased 3.3% organically ¾ All other customers decreased 7.0% organically (a) (a) (a) Due to the change in the Company’s fiscal year end, the Company’s fiscal 2018 six month transition period consisted of Q1-18 and Q2-18. ™ Top 5 customers in quarters ended July 28, 2018 and July 29, 2017 represented 77.9% and 76.8%, respectively ™ Organic growth with Verizon at 88.1% and Comcast at 6.7% Dycom’s ability to gain share and expand geographic reach meaningfully increases the long-term value of our maintenance and operations business See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures. 6

Backlog and Awards

Financial charts - $ in millions



Backlog
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$5,203
$5,112
$5,470
$6,016
$6,198
$5,847
$5,877
$7,881
$2,208
$2,363
$2,410
$2,794
$3,039
$3,047
$2,976
$2,908
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18 (a)
Q2-18 (a)
Q1-19
Q2-19
Next 12 month backlog



Employees
16,000
15,000
14,000
13,000
12,000
11,000
10,000
13,204
13,236
14,163
14,227
14,393
14,368
14,607
14,768
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18 (a)
Q2-18 (a)
Q1-19
Q2-19

(a) Due to the change in the Company's fiscal year end, the Company's fiscal 2018 six month transition period consisted of Q1-18 and Q2-18.

Selected Current Awards and Extensions

Customers	*Description*	*Area*	*Approximate Term (in years)*
Comcast	Framework Agreement		Multi-year
Verizon	Construction & Engineering Services	Various	4
AT&T	Construction Services	Michigan, Indiana, Ohio	3
Windstream	Construction Services	Pennsylvania	3
Various	Rural and Other Services	Oregon, South Dakota, Indiana, Virginia, South Carolina	1-2

Note: Our backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding twelve month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, we also consider the anticipated scope of the contract and information received from the customer in the procurement process. A significant majority of our backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others.

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Financial Highlights Financial charts - $ in millions, except earnings per share amounts Non-GAAP Non-GAAP Contract Revenues Adjusted EBITDA Adjusted Diluted EPS $780.2 $799.5 $118.0 $97.8 $1.47 $1.05 Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended July 29, 2017 July 28, 2018 July 29, 2017 July 28, 2018 July 29, 2017 July 28, 2018 As a % of Contract Revenues 15.1% 12.2% ™ Revenues of $799.5 million in Q2-19 increased organically 0.8% from the comparable prior period ¾ Strong growth by two large customers, partially offset by net declines with other customers ¾ Storm restoration services contributed $3.8 million of revenues during Q2-19 ¾ Previously acquired business contributed $9.1 million of revenues during Q2-19 compared to none in the comparable prior period ™ Non-GAAP Adjusted EBITDA at 12.2% in Q2-19, down from 15.1% in the comparable prior period. Adjusted EBITDA % impacted by under absorption of labor and field costs. ™ Non-GAAP Adjusted Diluted EPS of $1.05 in Q2-19 (included additional tax expense of approximately $1.0 million compared to preliminary expected results) See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures 8

Liquidity Overview

DYCOM

Financial tables - $ in millions

Strong balance sheet and liquidity

Liquidity Summary	*As of*			
	April 28, 2018		*July 28, 2018*	
Cash and equivalents	$	57.9	$	23.9
Senior Credit Facility, matures April 2020:				
$450 million revolver	$	-	$	-
Term Loan Facilities		353.3		346.0
0.75% Convertible Senior Notes, mature September 2021:				
Notional Value		485.0		485.0
Total Notional Amount of Debt	$	838.3	$	831.0
Net Debt (Notional Debt less Cash)	$	780.3	$	807.1
Total Notional Amount of Debt (see above)	$	838.3	$	831.0
Unamortized debt discount and debt fees on 0.75% Convertible Senior Notes		(77.6)		(72.4)
Debt, net of debt discount and fees	$	760.6	$	758.6
Availability on revolver(a)	$	401.4	$	401.4
Cash and availability on revolver	$	459.3	$	425.3

(a) Availability on Revolver presented net of $48.6 million L/C's under the Senior Credit Facility at each of April 28, 2018 and July 28, 2018

- Balance sheet reflects the strength of our business
- Liquidity of $425.3 million at the end of Q2-19 consisting of availability under Credit Facility and cash on hand

Cash flows support scale of operations

Cash Flow Summary	*Quarter Ended*			
	July 27, 2017		*July 28, 2018*	
Cash provided by operating activities	$	149.9	$	12.6
Capital expenditures, net of disposals	$	(60.1)	$	(39.1)
Repayments of senior credit facility	$	(71.0)	$	(7.2)
Other financing & investing activities, net	$	0.4	$	0.3

Total Days Sales Outstanding ("DSO") *	
July 28, 2018	96
April 28, 2018	92
July 27, 2017	87

The Company adopted Accounting Standards Update No. 2014-09, *Revenue from Contracts with Customers* (Topic 606) ("ASU 2014-09") effective January 28, 2018, the first day of fiscal 2019. The adoption of ASU 2014-09 resulted in certain balance sheet classification changes between unbilled accounts receivable and contract assets (formerly referred to as costs and estimated earnings in excess of billings). For comparability with historical periods, the Company has presented total DSO, net of contract liabilities.

- Solid operating cash flows of $12.6 million during the quarter ended July 28, 2018
- Capital expenditures, net of disposals at $39.1 million for the quarter ended July 28, 2018
- Cap-ex, net of disposals for Fiscal 2019 anticipated at $170 - $180 million, $20 million less than our previous outlook

*DSO is calculated as the summation of current accounts receivable (including unbilled receivables), plus contract assets, less contract liabilities (formerly referred to as billings in excess of costs and estimated earnings) divided by average revenue per day during the respective quarter.

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Annual Outlook for Fiscal Year Ending January 26, 2019 (Fiscal 2019) Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate) Fiscal 2019 Outlook Other Expectations Trailing 4 Trailing 4 Quarters Ended Outlook Quarters Ended Outlook Jan. 27, 2018 Fiscal 2019 Jan. 27, 2018 Fiscal 2019 Contract revenues $ 2,978 $ 3,010 - $ 3,110 Depreciation $ 138.1 $ 155 - $ 157 Amortization $ 24.6 $ 23 Share-based compensation $ 23.1 $ 24 (Included in General & Administrative Expense) Diluted Earnings per Common Share – GAAP $ 4.74 $ 2.17 - $ 2.62 Non-GAAP Adjusted Interest Expense $ 20.6 $ 24 (Excludes non-cash amortization of debt discount of $18.1 million for Trailing 4 Quarters Ended Jan. 27, 2018 and expectation of $19.1 million in FY19) Non-GAAP Adjusted Diluted Earnings per Common $ 3.88 $ 2.62 - $ 3.07 Other income, net $ 17.1 $ 14 - $ 15 Share (Includes gain on sales of fixed assets of $18.9 million for Trailing 4 Quarters Ended Jan. 27, 2018 and expectation of $17 - $18 million in FY19) Non-GAAP Adjusted EBITDA % 12.9% 10.7% - 11.1% Non-GAAP Adjusted Effective Income Tax Rate 37.0% 27.6% (as a % of Adjusted Non-GAAP Income before Taxes) Adjusted Diluted Shares – Non-GAAP 31.8 million 31.8 million See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures. 10

Looking Ahead to the Quarter Ending October 27, 2018 (Q3-2019) Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate) Q3-19 Outlook Other Expectations Outlook - Outlook - Quarter Ending Quarter Ending Quarter Ended October 27, October 27, October 28, 2018 Quarter Ended 2018 2017 (Q3-2019) October 28, 2017 (Q3-2019) Contract revenues $ 756.2 $ 785 - $ 835 Depreciation $ 36.4 $ 39.2 - $ 40.0 Amortization $ 6.3 $ 5.8 Share-based compensation $ 7.4 $ 7.5 (Included in General & Administrative Expense) Diluted Earnings per Common Share – GAAP $ 0.90 $ 0.69 - $ 0.93 Non-GAAP Adjusted Interest Expense $ 5.2 $ 6.3 (Excludes non-cash amortization of debt discount of $4.5 million for the Quarter Ended October 28, 2017 and expectation of $4.8 million in Q3-2019) Non-GAAP Adjusted Diluted Earnings per Common $ 0.99 $ 0.80 - $ 1.04 Other income, net $ 5.9 $ 2.0 - $ 2.6 Share (Includes Gain on sales of fixed assets of $6.5 million for the Quarter Ended October 28, 2017 and expectation of $2.8 - $3.4 million in Q3-2019) Non-GAAP Adjusted Effective Income Tax Rate 35.4% 27.6% Non-GAAP Adjusted EBITDA % 12.9% 11.6% - 12.2% (as a % of Adjusted Non-GAAP Income before Taxes) Adjusted Diluted Shares – Non-GAAP 31.9 million 31.8 million See “Regulation G Disclosure” slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures. 11

Conclusion Firm and strengthening end market opportunities ™ Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of project initiations are occurring. ™ Wireless construction activity in support of expanded coverage and capacity is poised to accelerate ™ Telephone companies are deploying FTTH to enable video offerings and 1 gigabit connections. This activity has begun to increase. ™ Cable operators continuing to deploy fiber to small and medium businesses and enterprises. Fiber deep deployments and new build opportunities are increasing. ™ Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business. We are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for our customers. Encouraged that our major customers are committed to multi-year capital spending initiatives and those multi-year initiatives significantly impacted our backlog this quarter 12

Appendix: Regulation G Disclosure Explanation of Non-GAAP Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this presentation as follows: • Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and comparable prior periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact and certain non-recurring items. • Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Company's 0.75% convertible senior notes due September 2021 (the "Notes") up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Tax impact from Tax Reform - During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from tax reform, primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company’s underlying results or ongoing operations. • Tax impact of excess tax benefits as a result of ASU 2016-09 - ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) became effective for the Company July 30, 2017, the first day of the 2018 transition period, and changed the treatment of windfalls (or shortfalls) arising from the vesting and exercise of share-based awards. Prior to ASU 2016-09, these amounts were recorded as an adjustment to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the Company’s provision for income taxes. The Company excluded the impact of approximately $6.9 million of excess tax benefits during the quarter ended January 27, 2018 from its provision for income taxes in its Non-GAAP measures as this amount may vary significantly from period to period and excluding this amount from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results. • Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period. 13

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Organic Contract Revenues
Unaudited
($ in millions)

Quarters Ended:	Contract Revenues - GAAP	NON-GAAP ADJUSTMENTS: Revenues from acquired businesses	Revenues from storm restoration services	Additional week as a result of our 52/53 week fiscal year (a)	Non-GAAP - Organic Contract Revenues	Revenue Growth (Decline)%: GAAP %	Non-GAAP - Organic %
Q2-19 Organic Growth:							
July 28, 2018	$ 799.5	$ (9.1)	$ (3.8)	$ -	$ 786.6	2.5%	0.8%
July 29, 2017	$ 780.2	$ -	$ -	$ -	$ 780.2		
Prior Quarters Organic Growth (Decline):							
April 28, 2018	$ 731.4	$ (15.4)	$ (14.8)	$ -	$ 701.1	(7.0)%	(10.0)%
April 29, 2017	$ 786.3	$ (7.1)	$ -	$ -	$ 779.2		
January 27, 2018	$ 655.1	$ (8.4)	$ (19.6)	$ -	$ 627.1	(6.6)%	(10.6)%
January 28, 2017	$ 701.1	$ -	$ -	$ -	$ 701.1		
October 28, 2017	$ 756.2	$ (8.6)	$ (15.5)	$ -	$ 732.1	(5.4)%	(8.4)%
October 29, 2016	$ 799.2	$ -	$ -	$ -	$ 799.2		
July 29, 2017	$ 780.2	$ (19.3)	$ -	$ -	$ 760.9	(1.1)%	4.6%
July 30, 2016	$ 789.2	$ (5.6)	$ -	$ (56.0)	$ 727.6		
April 29, 2017	$ 786.3	$ (23.0)	$ -	$ -	$ 763.4	18.3%	14.9%
April 23, 2016	$ 664.6	$ -	$ -	$ -	$ 664.6		
January 28, 2017	$ 701.1	$ (13.4)	$ -	$ -	$ 687.7	25.3%	22.9%
January 23, 2016	$ 559.5	$ -	$ -	$ -	$ 559.5		
October 29, 2016	$ 799.2	$ (56.6)	$ -	$ -	$ 742.6	21.2%	18.0%
October 24, 2015	$ 659.3	$ (29.9)	$ -	$ -	$ 629.4		

(a) Q4-16 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented. The Q4-16 Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) contract revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

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Appendix: Regulation G Disclosure

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Organic Contract Revenues – certain customers
Unaudited
($ in millions)

	Total Contract Revenues	Top 5 Customers combined*	All customers (excluding Top 5 Customers)	Verizon	Comcast
GAAP Contract Revenues					
Quarter ended July 28, 2018 (Q2-19)	$ 799.5	$ 622.4	$ 177.0	$ 147.3	$ 171.2
Quarter ended July 29, 2017 (Q4-17)	$ 780.2	$ 590.7	$ 189.5	$ 78.3	$ 153.1
GAAP Contract Revenues - % Changes	**2.5%**	**5.4%**	**(6.6)%**	**88.1%**	**11.8%**
Non-GAAP Adjustments					
Q2-19 - Revenues from businesses acquired in Q1-19	$ (9.1)	$ (8.3)	$ (0.8)	$ -	$ (7.9)
Q2-19 - Revenues from storm restoration services	$ (3.8)	$ (3.8)	$ -	$ -	$ -
Non-GAAP Organic Contract Revenues					
Quarter ended July 28, 2018 (Q2-19)	$ 786.6	$ 610.3	$ 176.3	$ 147.3	$ 163.3
Quarter ended July 29, 2017 (Q4-17)	$ 780.2	$ 590.7	$ 189.5	$ 78.3	$ 153.1
Non-GAAP Organic Contract Revenues - % Changes					
Organic Contract Revenues % Change	**0.8%**	**3.3%**	**(7.0)%**	**88.1%**	**6.7%**

* Includes Comcast, AT&T, Verizon, CenturyLink, and Charter in both quarters ended July 28, 2018 and July 29, 2017.

Note: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

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Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted EBITDA Unaudited ($ in 000's) Quarter Ended July 28, 2018 July 29, 2017 Q2-19 Q4-17 Reconciliation of net income to Non-GAAP Adjusted EBITDA: Net income $ 29,900 $ 43,708 Interest expense, net 10,446 9,735 Provision for income taxes 11,544 26,127 Depreciation and amortization 44,805 40,244 Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA") 96,695 119,814 Gain on sale of fixed assets (4,909) (6,645) Stock-based compensation expense 6,048 4,874 Non-GAAP Adjusted EBITDA $ 97,834 $ 118,043 Contract revenues $ 799,470 $ 780,188 Non-GAAP Adjusted EBITDA as a % of contract revenues 12.2% 15.1% Note: Amounts above may not add due to rounding. Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13. 16

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
($ in 000's, except per share amounts)

	Quarter Ended					
	July 28, 2018			July 29, 2017		
	Q2-19			Q4-17		
	GAAP	*Reconciling Items*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Items*	*Adjusted Non-GAAP*
Contract revenues	$ 799,470	$ -	$ 799,470	$ 780,188	$ -	$ 780,188
Cost of earned revenues, excluding depreciation and amortization	642,376	-	642,376	606,898	-	606,898
General and administrative expenses	64,555	-	64,555	59,519	-	59,519
Depreciation and amortization	44,805	-	44,805	40,244	-	40,244
Total	751,736	-	751,736	706,661	-	706,661
Interest expense, net [a]	(10,446)	4,750	(5,696)	(9,735)	4,499	(5,236)
Other income, net	4,156	-	4,156	6,043	-	6,043
Income before income taxes	41,444	4,750	46,194	69,835	4,499	74,334
Provision for income taxes [b]	11,544	1,314	12,858	26,127	1,675	27,802
Net income	$ 29,900	$ 3,436	$ 33,336	$ 43,708	$ 2,824	$ 46,532
Diluted earnings per share	$ 0.94	$ 0.11	$ 1.05	$ 1.38	$ 0.09	$ 1.47
Shares used in computing Diluted EPS (in 000's) [c]:	31,954	(120)	31,834	31,664		31,664

(a) Non-GAAP Adjusted Interest Expense excludes the non-cash amortization of the debt discount associated with the Notes.
(b) Adjusted Non-GAAP provision for income taxes excludes the tax related impact of the amortization of the debt discount associated with the Notes (see footnote (a) above).
(c) Diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.1 million common shares from the dilutive effect of the Notes based on the average share price during the quarter ended July 28, 2018. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based on the expected effect of the note hedge. See the Company's Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.

Note: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

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Appendix: Regulation G Disclosure

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted EBITDA
Unaudited
($ in 000's)

	Trailing 4 Quarters Ended January 27, 2018	Quarter Ended January 27, 2018 Q2-18	October 28, 2017 Q1-18	July 29, 2017 Q4-17	April 29, 2017 Q3-17
Reconciliation of net income to Non-GAAP Adjusted EBITDA:					
Net income	$ 151,339	$ 40,059	$ 28,776	$ 43,708	$ 38,796
Interest expense, net	38,677	9,853	9,707	9,735	9,382
Provision (benefit) for income taxes	26,592	(37,888)	15,603	26,127	22,750
Depreciation and amortization	162,707	42,401	42,651	40,244	37,411
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	379,315	54,425	96,737	119,814	108,339
Gain on sale of fixed assets	(18,910)	(722)	(6,495)	(6,645)	(5,048)
Stock-based compensation expense	23,066	5,897	7,380	4,874	4,915
Non-GAAP Adjusted EBITDA	$ 383,471	$ 59,600	$ 97,622	$ 118,043	$ 108,206
Contract revenues	$ 2,977,874	$ 655,133	$ 756,215	$ 780,188	$ 786,338
Non-GAAP Adjusted EBITDA as a % of contract revenues	12.9%	9.1%	12.9%	15.1%	13.8%

Note: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

18

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
($ in 000's, except per share amounts)

	Trailing 4 Quarters Ended January 27, 2018			Quarter Ended											
				January 27, 2018			October 28, 2017			July 29, 2017			April 29, 2017		
				Q2-18			Q1-18			Q4-17			Q3-17		
	GAAP	*Reconciling Item*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Item*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Item*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Item*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Item*	*Adjusted Non-GAAP*
Contract revenues	$ 2,977,874	$ -	$ 2,977,874	$ 655,133	$ -	$ 655,133	$ 756,215	$ -	$ 756,215	$ 780,188	$ -	$ 780,188	$ 786,338	$ -	$ 786,338
Cost of earned revenues, excluding depreciation and amortization	2,369,853	-	2,369,853	540,633	-	540,633	600,847	-	600,847	606,898	-	606,898	621,475	-	621,475
General and administrative expenses	245,768	-	245,768	60,370	-	60,370	64,562	-	64,562	59,519	-	59,519	61,317	-	61,317
Depreciation and amortization[(a)]	162,707	-	162,707	42,401	-	42,401	42,651	-	42,651	40,244	-	40,244	37,411	-	37,411
Total	2,778,328	-	2,778,328	643,404	-	643,404	708,060	-	708,060	706,661	-	706,661	720,203	-	720,203
Interest expense, net[(b)]	(38,677)	18,094	(20,583)	(9,853)	4,623	(5,230)	(9,707)	4,547	(5,160)	(9,735)	4,499	(5,236)	(9,382)	4,425	(4,957)
Other income, net	17,062	-	17,062	295	-	295	5,931	-	5,931	6,043	-	6,043	4,793	-	4,793
Income before income taxes	177,931	18,094	196,025	2,171	4,623	6,794	44,379	4,547	48,926	69,835	4,499	74,334	61,546	4,425	65,971
(Benefit) Provision for income taxes [(c)]	26,592	45,965	72,557	(37,888)	40,918	3,030	15,603	1,728	17,331	26,127	1,675	27,802	22,750	1,644	24,394
Net income	$ 151,339	$ (27,871)	$ 123,468	$ 40,059	$ (36,295)	$ 3,764	$ 28,776	$ 2,819	$ 31,595	$ 43,708	$ 2,824	$ 46,532	$ 38,796	$ 2,781	$ 41,577
Diluted earnings per share	$ 4.74	$ (0.86)	$ 3.88	$ 1.24	$ (1.12)	$ 0.12	$ 0.90	$ 0.09	$ 0.99	$ 1.38	$ 0.09	$ 1.47	$ 1.22	$ 0.09	$ 1.30
Shares used in computing Diluted EPS (in 000's) [(d)]:	31,921	(109)	31,812	32,218	(435)	31,784	31,892	-	31,892	31,664	-	31,664	31,910	-	31,910

(a) Amounts include amortization of $6.2 million in Q3-17, $6.3 million in Q4-17, $6.3 million in Q1-18 and $5.8 million in Q2-18, altogether $24.6 million for the 4 Quarters Ended January 27, 2018.

(b) Non-GAAP Adjusted Interest Expense excludes the non-cash amortization of the debt discount associated with the Notes.

(c) For both the Trailing 4 Quarters Ended January 27, 2018 and the quarter ended January 27, 2018, Adjusted Non-GAAP provision for income taxes excludes: (i) an income tax benefit of $32.2 million resulting from tax reform, primarily due to the re-measurement of the Company's net deferred tax liabilities at a lower U.S. federal corporate income tax rate; (ii) an income tax benefit of $6.9 million from the vesting and exercise of share-based awards in accordance with ASU 2016-09, *Improvements to Employee Share-Based Payment Accounting* ("ASU 2016-09"); and (iii) the tax related impact of the debt discount associated with the Notes (see footnote (b) above).

(d) Shares used in computing Diluted earnings per share for the Trailing 4 Quarters Ended January 27, 2018 is equal to the average diluted shares outstanding in the four trailing quarters. For the quarter ended January 27, 2018, diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.4 million common shares from the dilutive effect of the Notes based on the average share price during the quarter ended January 27, 2018. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based on the expected effect of the note hedge. See the Company's Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.

Note: Amounts above may not add due to rounding.

<u>Use of Non-GAAP Financial Measures</u>

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

19

Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Non-GAAP Diluted Earnings per Common Share Unaudited Quarter Ending October 27, 2018 Fiscal 2019 (a) (Q3-19) (a) Diluted earnings per common share – GAAP $2.17 - $2.62 $0.69 - $0.93 Adjustment for addback of after-tax non-cash amortization of debt discount and dilutive share effect of Notes (b)(c) 0.45 0.11 Non-GAAP Adjusted Diluted Earnings per Common Share $2.62 - $3.07 $0.80 - $1.04 Diluted shares (in millions) (c) 32.0 31.8 Adjustment for economic benefit of note hedge related to Notes (in millions) (c) (0.2) - Non-GAAP Adjusted Diluted Shares (in millions) (c) 31.8 31.8 (a) The tax effects of future vestings and exercises of share-based awards are excluded from both Diluted earnings per common share - GAAP and Non-GAAP Adjusted Diluted Earnings per Common Share. (b) The Company expects to recognize approximately $19.1 million and $4.8 million in pre-tax interest expense during fiscal 2019 and the quarter ending October 27, 2018, respectively, for the non-cash amortization of the debt discount associated with the Notes. The addback for fiscal 2019 also includes approximately $0.01 per share for the Non-GAAP impact of the dilutive share effect of the Notes. (c) Actual GAAP diluted shares will include any applicable dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive share effect of the Notes, if any, based on the expected effect of the note hedge. Note: Amounts above may not add due to rounding. Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of 20 Non-GAAP Measures on slide 13.

Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Reconciliation of Net Income to Non-GAAP Adjusted EBITDA based on the Midpoint of Earnings per Common Share ("EPS") Guidance Unaudited ($ in millions) Guidance Quarter Ending Guidance October 27, 2018 Fiscal 2019 (Q3-19) (at midpoint of EPS guidance) Net income $ 77 $ 26 Interest expense, net 43 11 Provision for income taxes 29 10 Depreciation and amortization 179 45 Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA") 327 92 Gain on sale of fixed assets (17) (3) Stock-based compensation expense 24 7 Non-GAAP Adjusted EBITDA $ 334 $ 96 Contract revenues (at midpoint of guidance) $ 3,060 $ 810 Non-GAAP Adjusted EBITDA % of contract revenues (at midpoint of guidance) 10.9% 11.9% Note: Amounts above may not add due to rounding. Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of 21 Non-GAAP Measures on slide 13.

2nd Quarter Fiscal 2019 August 29, 2018 Results Conference Call